                                                                    Exhibit 10.2


                               SECOND AMENDMENT TO
                          PREFERRED PROVIDER AGREEMENT

         This Second Amendment to Preferred Provider Agreement (the "Second Amendment") is made as of the 11th day of September, 2000 by and between National Century Financial Enterprises, Inc., an Ohio corporation (hereinafter referred to as "NCFE") and E-Medsoft.com, a Nevada corporation (hereinafter referred to as "E-MED").

                                   WITNESSETH

         WHEREAS, NCFE and E-MED have heretofore entered into that certain Preferred Provider Agreement dated as of February 2, 2000 (the "Original Agreement") and that certain Letter Agreement clarifying and modifying the Original Agreement dated as of February 2, 2000 (the "First Amendment" and together with the Original Agreement the "Agreement").

         WHEREAS, NCFE and E-MED desire to further amend and clarify certain provisions of the Agreement by way of this Second Amendment.

         NOW THEREFORE, in consideration of the premises and mutual obligations set forth herein, and other good and valuable consideration, it is covenanted and agreed for the proportionate benefit of all parties hereto as follows:

         SECTION 1. AMENDMENT. The Agreement shall be amended as follows:

                  a. Section 1.1 shall be deleted in its entirety and amended as follows:

                           SECTION 1.1 SERVICES. E-MED agrees to provide the
                  products and consulting services described in (a) the "Statement of Work," attached hereto as Exhibit 1A, (b) the "Business Plan" dated October 15, 1999 attached hereto as
                  Exhibit 1B, which may be mutually amended and supplemented by the parties from time to time, and (c) each "Scope of Work" in form and substance as agreed to by NCFE and E-MED in each instance consistent with the "Statement of Work" and "Business Plan," attached hereto as Exhibit 2. The parties hereto agree that they may in the future mutually agree to modify or amend the Statement of Work, any Scope of Work and/or the Business Plan and any such modifications and amendments shall be in writing, executed by NCFE and E-MED, and shall be attached to this Agreement for future reference. The descriptions in the Statement of Work and in the Business Plan are intended by the parties to be read in the broadest possible sense such that -- except as otherwise limited by this Agreement -- E-MED shall have the right and then the obligation to provide services and software solutions with respect to all internet electronic commerce software needs of NCFE and NCFE shall have the ownership, licensure and other rights as more fully set forth herein. The parties hereto agree that all projects hereunder shall be set forth in writing between the parties in the form of a Scope of Work to be mutually agreed upon in order to permit the parties to have a standard by which to judge the performance of E-MED hereunder (e.g., under subparagraph 1.3).

                  b. Section 1.2 shall be deleted in its entirety and amended as follows:

                           SECTION 1.2 CONDUCT OF SERVICES. All work shall be
                  performed in a workmanlike and professional manner in accordance with the terms and conditions of this Agreement. NCFE agrees to provide E-MED access to all hardware and facilities reasonably necessary to enable E-MED to provide its products and services identified herein to NCFE in accordance with general industry standards.

                  c. Section 1.4 shall be deleted in its entirety and amended as follows:

                           SECTION 1.4 EXTRAORDINARY CASE WHERE NCFE MAY UTILIZE
                  ALTERNATIVE SERVICES. Notwithstanding any provision of this Agreement to the contrary, NCFE may utilize the services of an alternative vendor or supplier in each case (if any) wherein all parties hereto mutually agree that a particular product, project or Scope of Work is outside the Statement of Work. In such instances, E-MED may make a proposal to do such product, project or Scope of Work if E-MED, within ten (10) business days of receipt of a written notice from NCFE, submits to NCFE a pricing quote which is not greater than 110% of the average quoted pricing of two (2) legitimate and capable third-party vendors with respect to such product, project or Scope of Work, provided that no vendor shall be deemed legitimate or capable unless and until it is established that such vendor has been in business for at least one (1) year and has annual revenues at least as large as those of E-MED. Nothing in this
                  Section 1.4 shall permit NCFE to terminate this entire Agreement. Neither E-MED nor NCFE may exercise any remedy other than those set forth in Section 3 of this Agreement or file any litigation in any court in the world against the other for any alleged or anticipatory breach of this Agreement unless such litigation is filed after July 25, 2002.

                  d. Section 1.5 shall be deleted in its entirety and amended as follows:

                           SECTION 1.5 CUSTOM DELIVERABLES. E-MED and NCFE both
                  acknowledge and understand that by design this Agreement and any Exhibits appended hereto have been drafted with the anticipation and expectation that E-MED will be providing some services and resultant work product to NCFE that shall be considered Custom Deliverables. Such Custom Deliverables shall be defined as follows: "Software and/or intellectual property (including, but not limited to all codes, artwork, screens, data and the like) developed by E-MED for NCFE specifically pursuant to this Agreement that were neither developed nor owned by E-MED prior to entering into this Agreement." Such Custom Deliverables shall be considered a "work made for hire." Provided that NCFE pays E-MED the required amounts for such Custom Deliverables as set forth in the applicable Scope of Work, NCFE shall have full and complete control and authority over and with respect to the development of all functional and/or artistic design matters related to such Custom Deliverables and each Scope of Work on a project-by-project basis. Such Custom Deliverables, and any copyrights or intellectual property interest in such Custom Deliverables, upon NCFE's payment of any and all amounts then due and owing to E-MED in consideration of the development of a particular Custom Deliverable, shall be the sole and exclusive property of NCFE. In consideration for E-MED's services, NCFE shall be required to grant E-MED for the duration of the term of this Agreement, a worldwide, non-exclusive, royalty free, license to possess, copy, and display any and all of the Custom Deliverables E-MED's performance of services for third parties, provided that in doing so E-MED does not disclose, utilize or include any of NCFE's confidential information. E-MED shall not lease, sell, transform, modify, disclose, transfer, distribute, assign or sub-license any Custom Deliverable or any copyright or intellectual property interest in the Custom Deliverables or derivative thereof to any third party absent the prior express written consent of NCFE.

                           Notwithstanding the aforementioned, E-MED shall not
                  under any circumstance, disclose or utilize all or a portion of any Custom Deliverable or any copyright or intellectual property interest in such Custom Deliverable in its performance of services (including the sale or licensing of software or software solution, consulting and the like) for any third party which is or intends to be a competitor of NCFE. Further, in the event of a "Change of Control" the above-referenced license shall be terminated and any continued use of such Custom Deliverables shall be subject to NCFE's expressed written consent on a case-by-case basis. For the purposes of this Agreement, a "Change of Control" shall be defined as an event whereby a person who, as of the date of this Agreement, owns 10% or less of the issued and outstanding capital stock of E-MED through one or a series of transactions, purchases, acquires, owns or otherwise controls, directly or indirectly, greater than 10% of E-MED's issued and outstanding capital stock and has or acquires the right to appoint or control, directly or indirectly, one or more members of E-MED's Board of Directors.

                  e. Section 1.6(a) shall be deleted in its entirety and amended as follows:

                           (a) In consideration for NCFE entering into this
                  Agreement, E-MED shall issue to NCFE or its designee(s) or nominee(s) Nine Million Five Hundred Thousand (9,500,000) shares of the common stock of E-MED, and shall immediately register such shares pursuant to a registration statement filed with the Securities and Exchange Commission so that all of the shares are unrestricted and free trading in accordance with applicable law and all industry standards for the securities industry in the United States and E-MED shall have the same obligations to NCFE with respect to the registration of such shares as E-MED currently has to Donald H. Ayers and Trammel Investors, LLC pursuant to Sections 3, 5, 6, 7 and 8 of the Registration Rights Agreement by and among E-MED, Donald H. Ayers and Trammel investors, LLC, dated its of March 18, 1999.

                           The parties hereto stipulate that all of such shares
                  have been registered with the Securities and Exchange Commission Pursuant to a registration statement declared affective on or about August 1, 2000. E-MED agrees that the only lawyer for E-MED authorized to interact with NCFE regarding the shares is Jon Sawyer of the Colorado Krys Boyle law firm ("Krys Firm"), or any other agent of that firm, and E-MED agrees, warrants and represents that it will not allow any other representatives to interact with NCFE (or anybody else) appertaining or with respect to the NCFE shares. Absent the express written consent of NCFE, no other person besides a lawyer for the Krys firm is entitled to handle issues appertaining or relating to the NCFE shares.

                  f. Section 1.6(c) shall be deleted in its entirety and amended as follows:

                           (c) In consideration of E-MED adhering to Section
                  1.6(a), NCFE or one or more of it's affiliates shall

                                    1.       arrange for $1,000,000 of
                                             additional equity financing (which
                                             is part of the consideration given
                                             by NCFE in exchange for the shares
                                             referenced to Section 1.6(a)
                                             above), to be accomplished by
                                             September 1, 2000; meaning that
                                             E-MED must actually and in fact
                                             receive the $1,000,000 within
                                             thirty (30) business days of the
                                             execution of the Second Amendment
                                             to Preferred Provider Agreement and
                                             E-MED having executed all Mutually
                                             agreed upon documentation and
                                             agreements necessary to facilitate
                                             NCFE's receipt of the shares set
                                             forth in paragraph 1.6(a) as
                                             amended above; and

                                    2.       arrange for $4,000,000 of debt
                                             financing such that E-MED may draw
                                             upon such financing commencing
                                             within sixty (60) business days of
                                             execution of the Second Amendment
                                             to Preferred Provider Agreement and
                                             E-MED having fully and completely
                                             complied with paragraph 1.6(a)
                                             above; but with the understanding
                                             that such debt will be retired and
                                             effectively converted into equity
                                             without any additional shares being
                                             issued to NCFE to the extent NCFE
                                             is able to sell $4,000,000 worth of
                                             its E-MED stock at a price per
                                             share in excess of $9.50 per share
                                             on or prior to September 1, 2003.
                                             Until that time, the debt will not
                                             accrue interest and will be carried
                                             as long term debt on the books of
                                             NCFE and E-MED.

                  g. Section 1.6(e) shall be deleted in its entirety and amended as follows:

                           (e) Pursuant to the terms of this Agreement and for
                  the duration of this Agreement, NCFE and E-MED agree to establish a proprietary "Master Portal" wherein all of NCFE's and E-MED's electronic commerce based products and services shall be able to be marketed and sold to all of NCFE's and E-MED's participating customers in a manner mutually agreeable and acceptable both to NCFE and E-MED. NCFE shall not be entitled to charge development costs to the Master Portal project and all development costs incurred by NCFE shall be borne, exclusively, by NCFE on an internal basis. All development costs directly related to the Master Portal incurred by E-MED for soft costs/human resource cost shall be charged to the project at 140% of actual out of pocket costs and all hardware and hard costs shall be charged to the project at 110% of actual out-of-pocket costs. With respect to hardware and software costs directly related to the development or maintenance of the Master Portal, NCFE may purchase such items from the lowest bidder only in accordance with Section 1.4. Subsequent to the development phase which was concluded on July 27, 2000, all costs related to the maintenance and operation of the Master Portal shall be paid 50/50 by NCFE and E-MED subject to the same markup limitation sat forth in this
                  Section 1.6(e). Both NCFE and E-MED understand and agree that maintenance costs shall be nominal and any costs in excess of nominal amounts will only be reimbursed or paid upon mutual agreement of both NCFE and E-MED. All costs charged to the project for either development or maintenance shall be supported by an invoice and in the case of labor, costs shall be supported by a detailed summary identifying the persons involved, the time expended and actual costs. The Master Portal shall function in such a way as to require it to be the "ultimate destination" portal that a potential NCFE or E-MED customer will enter into prior to doing business electronically either with NCFE or E-MED as anticipated under the terms of this Agreement.

                           For the duration of this Agreement and any extension
                  hereof, E-MED shall be entitled to receive a "per click" payment for each entry to the NCFE website through the Master Portal by a potential customer. No "per click" payment shall apply to any customer activity within NCFE's website or with respect to any then current NCFE customer who utilize the Master Portal for the exchange of proprietary data as between NCFE and its customer. Such click fee will be monitored by an internet activities monitoring service acceptable to NCFE and E-MED and payable each month in the arrears. During the first year of the contract, such minimum payments will be $15,000 per month (prorated for any period less than one year) or 5 cents per click whichever is greater so long as E-MED continues to maintain the Master Portal and all functional aspects thereof in an appropriate manner. During the second year of this contract, so long as the Master Portal and all functional aspects thereof is provided and maintained by E-MED in an appropriate manner, the minimum charge will be $20,000 per month or 5 cents per click whichever is greater, so long as E-MED continues to maintain the Master Portal and all functional aspects thereof in an appropriate manner. In the third year and every successive year of this Agreement, the charge will be $25,000 per month minimum or 5 cents per click whichever is greater, so long as E-MED continues to maintain the Master Portal and all functional aspects thereof in an appropriate manner. In addition to the above consideration, to the extent that NCFE obtains new clients as a result of the Master Portal application process, whether that new client comes from the E-MED client base or a new client base that comes to NCFE as a result of the Master Portal, E-MED will be entitled to a fee commencing when such client commits to a funding apparatus offered NCFE. Such funding apparatus includes, medical accounts receivable funding, self-pay receivable fundings, leases, loans, and bridge financing as well as advisory services in mergers and acquisitions.

                           In relation to the ownership of the Master Portal,
                  E-MED and NCFE shall be joint owners of the Master Portal and all related capabilities and technology, jointly and equally responsible for the development and maintenance of the Master Portal during the term of this Agreement. Subsequent to the Termination of this Agreement, each of NCFE and E-MED shall cooperate to the extent necessary to maintain and administer the operation, accessibility and functionality of the Master Portal in relation to access and usage by their respective current and future customers. In the event either NCFE or E-MED abandons their interest in the Master Portal affirmatively or by failure to cooperate and maintain the Master Portal as described above, the abandoning party's interest in the Master Portal and all related capabilities and technology shall automatically transfer to the non-abandoning party, provided, however, that all notification provisions hereof shall be strictly complied with meaning that the party claiming an abandonment by the other shall have provided written notification and a thirty (30) day opportunity to cure shall have been and shall have lapsed.

                  h. Section 1.6 shall be amended by adding subsection (h) thereto as follows:

                           (h) In each instance wherein (i) E-MED expends human
                  resources in the performance of its obligations hereunder and
                  (ii) E-MED is entitled to reimbursement hereunder from NCFE, the cost of such resources shall be billed to NCFE at a rate equal to not more than actual out-of-pocket costs plus 40%. In no event shall E-MED be entitled to reimbursements from NCFE for any costs or expenses incurred by E-MED for projects or work other than those incurred or undertaken at the direction of NCFE or directly in furtherance of the Statement of Work and Scope of Work.

                  i. Section 2.1 shall be deleted in its entirety and amended as follows:

                           SECTION 2.1 TERM. The term of this Agreement shall
                  commence on the date set forth above and shall (absent earlier termination as provided hereunder) be for an Initial Term of twenty-one (21) years ("Initial Term"). Following the expiration of the Initial Term, this Agreement may be extended by mutual agreement of the parties for one (1) successive Extended Term. The Extended Term shall be for a period of Five
                  (5) years. Therefore, including the Initial Term, upon exercise of the Extended Term, this Agreement could remain effective for a cumulative term of twenty-six (26) years.

                  j. Section 2.2 shall be deleted in its entirety and amended as follows:

                           SECTION 2.2 EVENTS OF DEFAULT. The following events
                  shall constitute a "Default":

                                    (a)      NCFE fails to pay any amounts when
                                             due and does not pay such amounts
                                             within forty-five (45) days of
                                             receipt of written notice of such
                                             payment failure;

                                    (b)     Either NCFE or E-MED has failed to
                                            comply with any obligation set forth
                                            herein (other than a payment default
                                            under subsection (a)), the
                                            non-defaulting party has exhausted
                                            any specific contractual rights and
                                            remedies set forth herein, and the
                                            lack of compliance of the defaulting
                                            party remains uncured for a period
                                            of thirty (30) days after notice of
                                            such breach is sent by the
                                            non-defaulting party to the party
                                            alleged to be in Default, in
                                            accordance with Section 2.3. The
                                            cure period may be extended, if both
                                            parties agree to such extension in
                                            writing.

                  k. Section 6.2 shall be deleted in its entirety and amended as follows:

                           SECTION 6.2 PROHIBITION AGAINST COMPETITIVE SERVICES
                  AND PRODUCTS. Subject to any express limitations set out in this Section, NCFE and E-MED agree that during the term of this Agreement neither party shall, without the prior written consent of the other, compete, provide services to third parties which enable such third parties to compete, or participate in competition, either directly, indirectly, with, or against the other party in relation to either party's current business operations, whether alone, as a partner, or as an officer, director, employee, consultant, or holder of more than five percent (5%) of the capital stock of any other corporation. In regards to NCFE competing with E-MED, such prohibition against participation in competition shall be limited to all of the services and products to be provided under the terms of this Agreement by E-MED. Subject to the conditions set forth in Section 1.4 hereof and this Section 6.2, nothing herein shall permit NCFE to compete against E-MED during the term hereof in a manner in which NCFE uses -- in any way shape or form -- the services or products of any company other than E-MED with respect to the projects and work set out in the Statement of Work and the Business Plan.

                           While NCFE has no obligation to continue to use the
                  services of E-MED after the termination of this Agreement. NCFE agrees that, subsequent to the termination of this Agreement, it will give E-MED the first opportunity to continue to provide services set forth in the Statement of Work. NCFE also agrees that it shall not utilize the services or products (excluding hardware) of any provider engaged in the business of providing technological solutions of the kind set out in the Statement of Work or of any technological or service solutions similar or related thereto, other than and with the sole exception of NCFE's utilization hereunder of E-MED's services and products; provided, however, that NCFE may at all times use such competitive products in accordance with Section 1.4 of this Agreement or if E-MED has shown inability to provide the solutions set out in the Statement of Work and the Business Plan and if NCFE has exhausted all dispute escalation remedies expressly set forth in Section 3, with the exception that if those escalation procedures do not yield a resolution within the provided timeframe, NCFE shall not be compelled to obtain judicial approval before using alternative services.

                  l.       Section 6.3 shall be amended to cross-reference
                           Section 1.6(c) as opposed to Section 1.5(c).

                  m. Section 7.1 shall be deleted in its entirety and amended as follows:

                           SECTION 7.1 GRANT OF LICENSE. Subject to the payment
                  of all compensation due under this Agreement and all other terms and conditions herein,

                  E-MED grants to NCFE, a perpetual, personal, non-transferable, non-exclusive license to Software, other than the Custom Deliverables which are owned by NCFE and defined in Section
                  1.5 above, in object code form solely for the purpose of serving the normal business operations of NCFE. This license grant is subject to NCFE's continued use of the Master Portal and payment of the fees referenced in Section 1.6(e).

                  n.       Section 7,2 shall be amended to cross-reference
                           Section 1.5 as opposed to Section 1.4:

                  o. Section 10.1 shall be supplemented by adding the following:

                           For the purposes of this Section 10.1 "Software
                  Requirements" shall have the meaning ascribed in the Statement of Work and/or the related Scope of Work.

         SECTION 2. GOVERNING LAW. Section 11.3 of the Agreement shall apply to this Second Amendment.

         SECTION 3. SEVERAL COUNTERPARTS. This Second Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall constitute one and the same instrument.

         SECTION 4. CAPTIONS. The captions or headings in this Second Amendment are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Second Amendment.

         SECTION 5. AFFIRMATION OF TERMS. Except as expressly provided herein to the contrary, the terms, covenants, and conditions of the Agreement shall remain in full force and effect without modification or amendment, and the parties hereto ratify and reaffirm the same in their entirety.

         IN WITNESS WHEREOF this Agreement has been signed by the Parties hereto on the date first written above.

                                      NATIONAL CENTURY FINANCIAL
                                      ENTERPRISE, INC.



                                      By:
                                         --------------------------------------
                                      Title
                                            -----------------------------------
                                      Address:   6125 Memorial Drive
                                                 Dublin, OH  43017
                                      Facsimile: (614) 764-0602




                                      E-MEDSOFT.COM



                                      By:
                                         --------------------------------------
                                      Title
                                            -----------------------------------
                                      Address: 1300 Marsh Landing Pkwy. #106
                                               Jacksonville Beach, FL  32250
                                      Facsimile: (904) 543 1071

                                                                      EXHIBIT 1A


                                STATEMENT OF WORK

Development of full, web-based, subscription based network pursuant to policies and pricing as may be promulgated from time to time by E-MED, within E-MED's sole discretion, but provided that such pricing shall be at levels such that NCFE receives discounts of at least eight percent (8%) from the standard pricing of E-MED competitive with the industry.

In exchange for this preferred pricing being provided to NCFE, E-MED shall develop and implement and provide for all of NCFE's internet electronic commerce needs -- including all software, portal, web (and any other network) and hardware products and services -- in the following areas:

         1.       Consumer web portals;
         2.       E-MED web portals;
         3.       Broker web portals;
         4.       Employer web portals;
         5.       Claims and encounters;
         6.       Eligibility and benefits verification;
         7.       Claim status inquiry;
         8.       Referrals and authorizations for newly acquired clients;
         9.       Coordination of benefits;
         10.      First report of injury;
         11.      Credentialing;
         12.      Drug history;
         13.      Prescription communication services;
         14.      Lab order and results;
         15.      Other connectivity and connectivity
         16.      Other e-commerce applications;
         17.      Internet/extranet products

                                                                      EXHIBIT 1B


                                  BUSINESS PLAN
                             DATED OCTOBER 15, 1999


1. The main focus of E-MED and NCFE, following the development of the "master portal", is to sign up new business clients for NCFE with the specific target market being Group Medical Practices added to the NCFE's funding programs. By 12/31/2000, the goal is 1950 practices. Target Chartwell operations and HMO's.

2. Provide detailed cash flow and marketing objectives to both E-MED and NCFE for balance of fiscal 2000 (July-December). See attached.

3. Provide a proposal for $15,000,000 revolver to E-MED using bank participations. If acceptable to NCFE, NCFE to syndicate the vehicle and provide $15,000,000 participation.

4. Refine Preferred Provider Agreement to make the arrangement more workable long term and defendable in either public market or merger joint venture market. This means a longer term, i.e., 15-25 years.

5. Reach an understanding as to some form of compensation to NCFE (cash or additional stock) in consideration of referrals of new business not related to Group Medical Practices.

                                                                       EXHIBIT 2


                                  SCOPE OF WORK

                                (TO BE PROVIDED)

                                                                       EXHIBIT 3


                                PARTICIPATION FEE

In addition to a one-time payment of $1,000 by NCFE to E-MED with respect to each new seller of receivable originated through the Master Portal, E-MED will participate in the program revenues based on the outstanding balance of seller receivables purchased by NCFE that result from a financing relationship originated and funded using the Master Portal internet connection. The maximum participation fee is an annual fee of .5% computed on a monthly basis. The final determination of this fee is contingent upon NCFE earning a minimum gross margin of 6%. Gross margin is determined by subtracting the average cost of funds related to the purchased receivables from the program fees earned and collected on funds advanced to purchase receivables. If the gross margin does not exceed 6%, no participation fee is due to E-MED. If the gross margin exceeds 6%, E-MED will earn a participation fee equal to such excess but in no event in excess of ..5% annually.

EXAMPLE

Cost of funds:                       7.0%
Program Charges:                    13.5%
Gross Margin:                        6.5%

PARTICIPATION FEE DUE TO E-MED:                .5% of outstanding balance of
                                               purchased receivables computed
                                               monthly.

Cost of funds:                       7.5%
Program Charges:                    13.5%
Gross Margin:                        6.0%

PARTICIPATION FEE DUE TO E-MED:                none

Cost of funds:                       7.4%
Program Charges:                    13.5%
Gross Margin:                        6.1%

PARTICIPATION FEE DUE TO E-MED:                .1% of outstanding balance of
                                               purchased receivables computed
                                               monthly.